As filed with the Securities and Exchange Commission on March 25, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FRANCESCA’S HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-8874704 (I.R.S. Employer Identification Number)

c/o Francesca’s Services Corporation

Attention: Kal Malik, Executive Vice President, Chief Administrative Officer and General Counsel

8760 Clay Road

Houston, Texas 77080

(713) 864-1358
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Kal Malik

Chief Administrative Officer

8760 Clay Road

Houston, Texas 77080

(713) 864-1358
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Communications to:

Sung Pak, Esq. O’Melveny & Myers LLP 7 Times Square New York, New York 10036 (212) 326-2000

From time to time after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, par value $0.01 per share	(1)	(1)	(1)	(1)

(1) An indeterminate number of securities or aggregate offering price is being registered as may from time to time be issued at indeterminate prices. In accordance with Rules 456(b) and 457(r) promulgated under the Securities Act of 1933, we are deferring payment of all of the registration fees.

PROSPECTUS

Francesca’s Holdings Corporation

Common Stock

By this prospectus we may offer to sell shares of common stock of Francesca’s Holdings Corporation that may be offered and sold from time to time in amounts, at prices and on terms that will be determined at the time of such offerings.

Each time shares of common stock of Francesca’s Holdings Corporation are offered and sold pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering. The prospectus supplement may also supplement, update or amend information contained in this prospectus. This prospectus may not be used to sell any shares of the common stock of Francesca’s Holdings Corporation unless accompanied by a prospectus supplement.

You should carefully read this prospectus and the accompanying prospectus supplement, as well as any documents incorporated by reference herein or therein, before you invest in our common stock.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “FRAN.”

See “Risk Factors” on page 2 to read about factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated March 25, 2016

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ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” (as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”)) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and/or sell the common stock described in this prospectus and in an accompanying prospectus supplement in one or more offerings.

This prospectus provides you with a general description of the common stock we may offer. Each time we sell our common stock using this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement made in an accompanying prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the accompanying prospectus supplement.

We are a holding company and all of our business operations are conducted through our subsidiaries. Except where the context otherwise requires or where otherwise indicated, the terms “francesca’s®,” “we,” “us,” “our,” “the company,” “our company” and “our business” refer to Holdings and its consolidated subsidiaries as a combined entity.

We are responsible only for the information contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement, any related free writing prospectus issued or authorized by us and the documents incorporated by reference in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide any information or make any representations other than the information and representations contained or incorporated by reference into this prospectus and the accompanying prospectus supplement and any related free writing prospectus issued or authorized by us. If anyone provides you with different or inconsistent information, we take no responsibility for any such information. This prospectus may be used only for the purpose for which it has been prepared. You should not assume that the information contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or any other offering materials is accurate as of any date other than the date of the applicable document.

This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus or any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Basis of Presentation

We operate on a fiscal calendar which, in a given fiscal year, consists of a 52- or 53-week period ending on the Saturday closest to January 31st.

Trademarks

We operate under our trademarks, including “francesca’s®,” which are registered under applicable intellectual property laws. This prospectus, any accompanying prospectus supplement and the filings incorporated by reference herein and therein contain references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, any accompanying prospectus supplement and the filings incorporated by reference herein and therein may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and the documents incorporated by reference herein. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus carefully, especially the “Risk Factors” section in our filings with the SEC pursuant to Sections 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and our consolidated financial statements and related notes incorporated by reference in this prospectus, before making an investment decision. Some of the statements in this prospectus and in the documents incorporated by reference constitute forward-looking statements. See “Special Note Regarding Forward-Looking Statements” for more information.

Our Company

francesca’s® is a growing specialty retailer which operates a nationwide-chain of boutiques providing customers a unique, fun and differentiated shopping experience. The merchandise assortment is a diverse and balanced mix of apparel, jewelry, accessories and gifts. As of January 30, 2016, francesca’s® operated 616 boutiques in 47 states and the District of Columbia and also served its customers through www.francescas.com, our direct-to-consumer website.

By offering a differentiated shopping experience and high-quality, trend-right merchandise at a compelling value, our boutiques have been successful across a wide variety of geographic markets and shopping venues. We believe we have an opportunity to continue to grow our boutique base from 616 locations in 47 states and the District of Columbia as of January 30, 2016 to approximately 900 boutiques in the United States over the next five years based on our flexible boutique format, the financial characteristics of our boutiques and our ongoing analysis of shopping venues that meet our criteria for new boutiques.

Corporate and Other Information

We opened our first boutique in Houston, Texas in 1999. Holdings was incorporated in Delaware in 2007. We are a holding company and all of our business operations are conducted through our subsidiaries. In July  2011, we completed our initial public offering. For additional information about our business, operations and financial results, see the documents listed under “Incorporation by Reference.”

Office Location

Our principal executive office is located at 8760 Clay Road, Houston, Texas 77080, our telephone number is (713) 864-1358 and our fax number is (713) 426-2751. We maintain a website at www.francescas.com. We do not incorporate the information contained on, or accessible through, our website into this prospectus or any accompanying prospectus supplement, and you should not consider it part of this prospectus or any accompanying prospectus supplement.

RISK FACTORS

An investment in our common stock involves risk. You should carefully consider the risks described in the prospectus supplement related to a particular offering, documents incorporated by reference into this prospectus, including our filings with the SEC pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act and all other information contained in this prospectus and the accompanying prospectus supplement before making a decision to invest in shares of our common stock. If any of the described risks actually occurs, our business, financial condition, results of operation, cash flow and prospects could be materially and adversely affected. As a result, the trading price of our common stock could decline and you could lose all or part of your investment in our common stock. In assessing the risks described in the documents incorporated by reference into this prospectus, you should also refer to the other information contained in or incorporated by reference into this prospectus and the accompanying prospectus supplement related to a particular offering, including our consolidated financial statements and the related notes, before deciding to invest in our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the information incorporated by reference herein or therein contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements concern our business, operations and financial performance and condition as well as our plans, objectives and expectations for our business operations and financial performance and condition, which are subject to risks and uncertainties. All statements other than statements of historical fact included in this prospectus, any accompanying prospectus supplement and in the documents incorporated by reference herein and therein are forward-looking statements. These statements may include words such as “aim”, “anticipate”, “assume”, “believe”, “can have”, “could”, “due”, “estimate”, “expect”, “goal”, “intend”, “likely”, “may”, “objective”, “plan”, “potential”, “positioned”, “predict”, “should”, “target”, “will”, “would” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events or trends. For example, all statements we make relating to our estimated and projected earnings, sales, costs, expenditures, cash flows, growth rates, market share and financial results, our plans and objectives for future operations, growth or initiatives, strategies or the expected outcome or impact of pending or threatened litigation are forward-looking statements.

These forward-looking statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and our management’s beliefs and assumptions. These statements are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in many cases beyond our control. All of our forward-looking statements are subject to risks and uncertainties that may cause our actual results to differ materially from our expectations. These risks and uncertainties include, but are not limited to, the following: the risk that we cannot anticipate, identify and respond quickly to changing fashion trends and customer preferences; our ability to attract a sufficient number of customers to our boutiques or sell sufficient quantities of our merchandise through our direct-to-consumer business; our ability to successfully open and operate new boutiques each year; our ability to efficiently source and distribute additional merchandise quantities necessary to support our growth; and our ability to attract and integrate a new Chief Financial Officer. For additional information regarding these risks and other risks and uncertainties that could cause actual results to differ materially from those contained in our forward-looking statements, please refer to “Risk Factors” in our filings with the SEC pursuant to Section 13(a), 14 or 15(d) of the Exchange Act.

We derive many of our forward-looking statements from our own operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from our expectations, or cautionary statements, are disclosed under “Risk Factors” in our filings with the SEC pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act and under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the SEC pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements contained or incorporated by reference in this prospectus, any accompanying prospectus supplement as well as other cautionary statements that are made from time to time in our other SEC filings and public communications. You should evaluate all forward-looking statements made in this prospectus, any accompanying prospectus supplement or in the documents incorporated by reference herein or therein and otherwise in the context of these risks and uncertainties.

Potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on any forward-looking statements we make. Except as required by law, we undertake no obligation to update or revise any forward-looking statements publicly whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

We will use the net proceeds we receive from the sale of the shares of our common stock offered by this prospectus for general corporate purposes, unless we specify otherwise in the applicable prospectus supplement. General corporate purposes may include additions to working capital, capital expenditures, repayment of debt, the financing of possible acquisitions and investments or stock repurchases.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and provisions of our certificate of incorporation and bylaws, are summaries only. These summaries do not purport to be complete and are subject to and qualified by reference to our certificate of incorporation and bylaws and by the provisions of applicable law.

Authorized Capitalization

Our authorized capital stock consists of 80,000,000 shares of common stock, par value $0.01 per share, and 45,000 shares of preferred stock, par value $0.01 per share.

As of March 15, 2016, there were outstanding:

•	40,540,752 shares of our common stock held by approximately 81 holders of record;

•	1,479,413 shares issuable upon exercise of outstanding stock options; and

•	547,432 shares issuable pursuant to outstanding restricted stock awards.

Common Stock

Voting Rights

Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of stockholders, including the election or removal of directors. Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by the holders of common stock present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock.

An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election; provided that pursuant to our voting policy approved by our board of directors on March 15, 2016, any nominee for director who receives a greater number of “withhold” votes than “for” votes in an uncontested election is expected to tender to our board of directors his or her resignation promptly following the certification of the election results. The nominating and corporate governance committee of our board of directors will consider any resignation tendered under the voting policy and recommend to our board of directors whether to accept or reject such resignation. Our board of directors will then act on such resignation. There are no cumulative voting rights for the election of directors, which means that the holders of a majority of the shares of our common stock voted will be entitled to elect all of our directors.

Dividends

Subject to the rights of holders of any then outstanding shares of our preferred stock, holders of our common stock are entitled to receive ratably any dividends that may be declared by our board of directors out of funds legally available therefor.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our common stock would be entitled to share ratably in all assets available for distribution to stockholders after the payment of or provision for all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Other Rights

Holders of our common stock do not have preemptive rights to purchase shares of our stock. The shares of our common stock are not subject to any redemption provisions and are not convertible into any other shares of our capital stock. The rights, preferences and privileges of holders of our common stock will be subject to those of the holders of any shares of our preferred stock we may issue in the future.

Blank Check Preferred Stock

Under the terms of our certificate of incorporation, our board of directors will have the authority, without further action by our stockholders, to issue up to 45,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences. There are currently no shares of preferred stock outstanding, and we have no present plans to issue any shares of preferred stock.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could make it more difficult for a third party to acquire control of our company, or could adversely affect the rights of our common stockholders by restricting dividends on the common stock, diluting the voting power of the common stock, impairing the liquidation rights of the common stock or delaying or preventing a change in control without further action by the stockholders. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our common stock.

Anti-Takeover Effects of Certain Provisions of Delaware Law, the Certificate of Incorporation and the Bylaws

Our certificate of incorporation and our bylaws contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and that could make it more difficult to acquire control of our company by means of a tender offer, open market purchases, a proxy contest or otherwise. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage acquisitions that some stockholders may favor. A description of these provisions is set forth below.

Classified Board

Our certificate of incorporation provides for our board of directors to be divided into three classes, with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the shares of common stock outstanding will be able to elect all of our directors. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time-consuming for stockholders to replace a majority of the directors on a classified board.

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. Our certificate of incorporation does not grant stockholders the right to vote cumulatively; therefore stockholders holding a majority of the shares of common stock outstanding will be able to elect all of our directors.

Stockholder Action by Written Consent and Special Meetings of Stockholders

Pursuant to Section 228 of the Delaware General Corporation Law, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless the company’s certificate of incorporation provides otherwise. However, our certificate of incorporation and bylaws provides that all stockholder action must be effected at a duly called meeting of stockholders and not by written consent, and that only our board of directors or chief executive officer may call a special meeting of stockholders.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

Our bylaws include an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to our board of directors. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors, or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying stockholder actions until the next stockholder meeting that are favored by the holders of a majority of our outstanding voting securities or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of us.

Stockholder Actions

Our certificate of incorporation includes provisions requiring that all stockholder actions against us or any of its directors, officers, or employees in their capacity as such be brought in the courts of the State of Delaware. We expect that these provisions will discourage venue shopping that may unduly increase the costs and expenses to us in connection with stockholder actions; however, these provisions could have the effect of discouraging the filing of certain stockholder actions against us.

Blank Check Preferred Stock

We believe that the availability of the preferred stock under our certificate of incorporation provides us with flexibility in addressing corporate issues that may arise. Having these authorized shares available for issuance will allow us to issue shares of preferred stock without the expense and delay of a special stockholders’ meeting. The authorized shares of preferred stock, as well as shares of common stock, will be available for issuance without further action by our stockholders, unless action is required by applicable law or the rules of any stock exchange on which our securities may be listed. The board of directors has the power, subject to applicable law, to issue series of preferred stock that could, depending on the terms of the series, impede the completion of a merger, tender offer or other takeover attempt. For instance, subject to applicable law, a series of preferred stock might impede a business combination by including class voting rights which would enable the holder or holders of such series to block a proposed transaction. Our board of directors will make any determination to issue shares of preferred stock based on its judgment as to our and our stockholders’ best interests. Our board of directors, in so acting, could issue preferred stock having terms which could discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then prevailing market price of the stock.

Super-Majority Voting

Our certificate of incorporation requires a 66.7% stockholder vote for the amendment, repeal or modification of certain provisions of our certificate of incorporation and bylaws relating to the classification of our board of directors, the requirement that stockholder actions be effected at a duly called meeting and the designated parties entitled to call a special meeting of the stockholders. The combination of the classification of our board of directors, the lack of cumulative voting and the 66.7% stockholder voting requirements will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Because our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of blank check preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company.

These provisions may have the effect of deterring hostile takeovers, delaying, or preventing changes in control of our management or our company, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in our management.

Delaware Takeover Statute

Our certificate of incorporation provides that we are not governed by Section 203 of the Delaware General Corporation Law. Accordingly, we are not subject to the anti-takeover effects of Section 203 which would have imposed additional requirements regarding mergers and other business combinations.

Limitation on Liability of Directors and Officers

Our certificate of incorporation limits the liability of directors to the fullest extent permitted by Delaware law. The effect of these provisions is to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on behalf of our company, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

In addition, our certificate of incorporation and bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. We also expect to continue to maintain directors’ and officers’ liability insurance. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders.

In addition to the indemnification required in our certificate of incorporation and bylaws, we have entered into indemnification agreements with each of our current directors and executive officers. These agreements provide for the indemnification of our directors and executive officers for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were our agents. We believe that these bylaw provisions and indemnification agreements, as well as our maintaining directors’ and officers’ liability insurance, help to attract and retain qualified persons as directors and officers.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare, Inc.

PLAN OF DISTRIBUTION

We may sell from time to time the shares of our common stock covered by this prospectus and any accompanying prospectus supplement in and outside the United States through underwriters or dealers, directly to purchasers, including our affiliates, through agents or through a combination of any of these methods.

The shares of common stock sold pursuant to this prospectus may be sold by one or more of the following methods:

•	purchases by underwriters, dealers and agents that may receive compensation in the form of underwriting discounts, concessions or commissions from us, and/or purchasers of the shares for whom they may act as agent;

•	a block trade in which the broker or dealer so engaged will attempt to sell the shares of common stock as an agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

•	privately negotiated transactions;

•	any combination of any of these methods; and

•	any other method pursuant to applicable law.

The prospectus supplement applicable to a particular offering will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the common stock;

•	the net proceeds from the sale of the common stock;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters' compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale Through Underwriters or Dealers

If underwriters are used in the sale of shares of common stock pursuant to this prospectus and any accompanying prospectus supplement, the underwriters will acquire such shares for their own account. The underwriters may resell such shares from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may offer the shares of common stock to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in any prospectus supplement, the obligations of the underwriters to purchase the common stock will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered shares of common stock if they purchase any such shares. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the shares of common stock in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with such offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered shares of common stock sold for their account may be reclaimed by the syndicate if such shares are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the common stock, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

If dealers are used in the sale of any shares of common stock pursuant to this prospectus, we will sell such shares to the dealers as principals. The dealers may then resell such shares to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the common stock directly, and not through underwriters or agents. Shares of common stock may also be sold through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the common stock, and we will describe any commissions payable to the agent. Unless we inform you otherwise in a prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell shares of common stock directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of such shares. We will describe the terms of any such sales in a prospectus supplement.

Delayed Delivery Contracts

If we so indicate in a prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase the shares of common stock from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in a prospectus supplement. Such prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for, us in the ordinary course of their businesses.

If five percent or more of the net proceeds of any offering of common stock made under this prospectus will be received by members of the Financial Industry Regulatory Authority, which we refer to in this prospectus as “FINRA,” participating in the offering or by affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Conduct Rule 5121.

The maximum aggregate commission or discount to be received by any member of FINRA or independent broker dealer will not be greater than 8% of the gross proceeds of the sale of common stock offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by O’Melveny & Myers LLP, New York, New York.

EXPERTS

The consolidated financial statements of Francesca’s Holdings Corporation appearing in Francesca’s Holdings Corporation’s Annual Report (Form 10-K) for the year ended January 30, 2016 and the effectiveness of Francesca’s Holdings Corporation’s internal control over financial reporting as of January 30, 2016 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act. This prospectus is a part of the registration statement and, as permitted by the SEC’s rules, does not contain all of the information presented in the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits.  Whenever we make reference in this prospectus or in the filings incorporated by reference to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to or incorporated by reference into the registration statement for copies of the actual contract, agreement or other document.

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy the registration statement and any document we file with the SEC at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC.  The address of that site on the world wide web is http://www.sec.gov.  The information on the SEC’s web site is not part of this prospectus, and any references to this web site or any other website are inactive textual references only. We intend to furnish our stockholders with annual reports containing consolidated financial statements audited by our independent registered public accounting firm. We maintain a website at www.francescas.com. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statement of which this prospectus forms a part, and you should not rely on any such information in making your decision whether to purchase our securities.

INCORPORATION BY REFERENCE

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus or an accompanying prospectus supplement.  Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus.  Information incorporated by reference from earlier documents is superseded by the information set forth in this prospectus, any accompanying prospectus supplement and by information incorporated by reference from more recent documents. Any statement so superseded shall not be deemed to constitute a part of this prospectus. We have filed with the SEC, and incorporate by reference in this prospectus:

(1)	our Annual Report on Form 10-K for the year ended January 30, 2016 (filed with the SEC on March 25, 2016);

(2)	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended January 31, 2015 (filed with the SEC on March 27, 2015) from our Definitive Proxy Statement on Schedule 14A (filed with the SEC on April 24, 2015);

(3)	our Current Reports on Form 8-K filed on June 9, 2015, July 20, 2015 (only with respect to Item 5.02), August 18, 2015 (only with respect to Item 5.02 and Exhibit 10.1 of Item 9.01), November 20, 2015 (only with respect to Item 5.02), January 8, 2016 and March 25, 2016 (only with respect to Item 5.02 and Exhibit 10.1 of Item 9.01); and

(4)	the description of our common stock contained in the Registration Statement on Form 8-A filed on July 14, 2011 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the termination of the applicable offering under the applicable accompanying prospectus supplement shall be deemed to be incorporated by reference in this prospectus and the applicable accompanying prospectus supplement. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed.

You may request a copy of these filings, at no cost, by writing or by telephoning us at the following address or telephone number:

Francesca’s Holdings Corporation

c/o Francesca’s Services Corporation

Attention: Secretary

8760 Clay Road

Houston, Texas 77080

(713) 864-1358

Francesca’s Holdings Corporation

Common Stock

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the fees and expenses, other than underwriting discounts and commissions, payable in connection with the registration of the common stock hereunder.

SEC registration fee	$(1)
FINRA filing fee	—
The NASDAQ Global Select Market listing fee	(2)
Accounting fees and expenses	(2)
Legal fees and expenses	(2)
Blue Sky fees and expenses	(2)
Transfer Agent fees and expenses	(2)
Printing and engraving expenses	(2)
Miscellaneous Expenses	(2)

Total	(2)

(1)	In accordance with Rules 456(b) and 457(r), we are deferring payment of all of the registration fee.

(2)	Estimated expenses are not presently known.

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 102(b)(7) of the Delaware General Corporation Law, or the DGCL, permits a corporation in its certificate of incorporation or an amendment to eliminate or limit the personal liability of its directors or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of law or obtained an improper personal benefit. Our certificate of incorporation provides for this limitation of liability.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, to which he or she is a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 145 further provides that in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(g) of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any indemnified person against any liability asserted against and incurred by such person in any indemnified capacity, or arising out of such person’s status as such, regardless of whether the corporation would otherwise have the power to indemnify under Delaware law.

Our certificate of incorporation and our bylaws provide that we must indemnify our directors and officers to the fullest extent authorized by Delaware law and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.

We have entered into indemnification agreements with each of our directors and executive officers. In general, these agreements provide that we will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as a director or officer or in connection with his or her service at our request for another corporation or entity.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our certificate of incorporation, our bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

We maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

The underwriting agreement to be filed as an exhibit to this registration statement will provide for indemnification of us and our directors and certain of our officers by the underwriter[s] for certain liabilities.

ITEM 16.    EXHIBITS

The Exhibit Index filed herewith and appearing immediately before the exhibits hereto is incorporated by reference in this Item 16.

ITEM 17.    UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                             i.            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                                            ii.            To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                                          iii.            To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

                                             i.            Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

                                            ii.            Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in this registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

                                             i.            The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

b.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

c.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

d.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant further undertakes:

(1)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(2)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 25, 2016.

FRANCESCA’S HOLDINGS CORPORATION

By:	/s/ Michael W. Barnes
Michael W. Barnes
Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Francesca’s Holdings Corporation, hereby severally constitute and appoint Michael W. Barnes and Kal Malik, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any other registration statement for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

/s/ Michael W. Barnes	Chairman, President and Chief Executive Officer	March 25, 2016
Michael W. Barnes	(Principal Executive Officer)

/s/ Cindy Thomasse	Interim Chief Financial Officer	March 25, 2016
Cindy Thomasse	(Principal Financial and Accounting Officer)

/s/ Patricia A. Bender	Director	March 25, 2016
Patricia A. Bender

/s/ Richard Emmett	Director	March 25, 2016
Richard Emmett

/s/ Laurie Ann Goldman	Director	March 25, 2016
Laurie Ann Goldman

/s/ Richard Kunes	Director	March 25, 2016
Richard Kunes

/s/ Joseph O’Leary	Director	March 25, 2016
Joseph O’Leary

/s/ Martyn Redgrave	Director	March 25, 2016
Martyn Redgrave

/s/ Marie Toulantis	Director	March 25, 2016
Marie Toulantis

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

1.1	Form of Underwriting Agreement (to be filed by amendment to the registration statement or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference).

4.1	Amended and Restated Certificate of Incorporation of Francesca’s Holdings Corporation (incorporated by reference to Exhibit 3.3 of Amendment No. 5 to the Registration Statement on Form S-1 (File No. 333-173581) filed by Francesca’s Holdings Corporation on July 14, 2011).

4.2	Amended and Restated Bylaws of Francesca’s Holdings Corporation (incorporated by reference to Exhibit 3.4 of Amendment No. 5 to the Registration Statement on Form S-1 (File No. 333-173581) filed by Francesca’s Holdings Corporation on July 14, 2011).

4.3	Form of Specimen Common Stock of Francesca’s Holdings Corporation (incorporated by reference to Exhibit 4.1 of Amendment No. 4 to the Registration Statement on Form S-1 (File No. 333-173581) filed by Francesca’s Holdings Corporation on July 13, 2011).

5.1	Opinion of O’Melveny & Myers LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of O'Melveny & Myers LLP (included in their opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on signature page).